UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                                     June 15, 2012

Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                                   (952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Lakes Entertainment, Inc. (“Lakes”) 2012 Annual Meeting of Shareholders was held on June 15, 2012 in Minneapolis, Minnesota, at which the shareholders approved the following:

Proposal One: A proposal to elect six directors of Lakes for a term until the next Annual Meeting of the shareholders, or until his successor is elected and shall have been qualified.

Director	Votes For	Votes Withheld	Broker Non-Votes
Lyle Berman	16,119,853	267,950	8,927,502
Timothy J. Cope	15,828,145	559,658	8,927,502
Neil I. Sell	15,921,968	465,835	8,927,502
Ray Moberg	16,171,627	216,176	8,927,502
Larry C. Barenbaum	16,167,127	220,676	8,927,502
Richard D. White	16,159,326	228,477	8,927,502

Proposal Two: A proposal to approve an amendment to the Articles of Incorporation relating to gaming authority requirements of shareholders and Lakes’s right to redeem the shares of disqualified holders.  The proposal received 12,340,602 votes for approval and 4,040,904 against approval.  There were 6,297 abstentions and 8,927,502 broker non-votes.

Proposal Three:  A proposal to ratify the appointment of Piercy Bowler Taylor & Kern, Certified Public Accountants, to serve as the independent registered public accounting firm of Lakes for the 2012 fiscal year. The proposal received 24,587,890 votes for ratification and 487,167 votes against ratification. There were 240,248 abstentions and no broker non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC.
(Registrant)

Date: June 19, 2012	/s/ Timothy J. Cope
Name: Timothy J. Cope
Title: President and Chief Financial Officer

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